Exhibit 10.22

                    FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE (this "Amendment") is made this 1st day of July, 1993 by and between INTERMEAD, INC. (successor in interest to The Mead Corporation), an Ohio corporation qualified to transact business in Virginia (the "Lessor") and STANLEY FURNITURE COMPANY, INC. (formerly known as Stanley Interiors Corporation), a Delaware corporation qualified to transact business in Virginia (the "Lessee").

                            RECITALS
     A. Pursuant to a certain Lease dated as of October 15, 1979 between The Mead Corporation, as lessor, and Stanley Interiors Corporation, as lessee, as amended by a certain Settlement Agreement and Amendment to Asset Purchase Agreement and Lease dated as of March 10, 1981 (collectively, the "Lease"), the Lessee currently leases from Lessor certain real property situated in Henry County, Virginia; Franklin County, Virginia; City of Waynesboro, Virginia; Moore County, North Carolina; and Rowan County, North Carolina (collectively, the "Leased Premises").

     B. Pursuant to a certain Assignment of Lease dated as of February 1, 1982, The Mead Corporation assigned its interest in the Lease to the Lessor. In addition, pursuant to a deed dated the same day, The Mead Corporation conveyed the Leased Premises to the Lessor, by deed recorded prior hereto, subject to the terms of the Lease.

     C. The Lessor and the Lessee now desire to amend the Lease as hereinafter provided.

                           AGREEMENTS
     NOW, THEREFORE, for and in consideration of Ten Dollars
($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Release of a Portion of the Leased Premises from the Terms of the Lease. Notwithstanding the provisions of Article XVIII of the Lease, the Lessor and Lessee have agreed to sell that portion of the Leased Premises located in the City of Waynesboro, Virginia, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Release Parcel"). Accordingly, as of the date hereof and contemporaneous with the sale of the Release Parcel to Shenandoah Properties, L.C., a Virginia limited liability company ("Shenandoah"), the Release Parcel shall be deleted from the definition of the Leased Premises as set forth in the Lease and shall thereafter no longer be subject to the terms and conditions contained in the Lease.

     2. Reaffirmation of the Provisions of Article XVIII with respect to the Remaining Portion of the Leased Premises. Notwithstanding the sale of the Release Parcel to Shenandoah, the Lessee shall, provided it is not then in default in any of its obligations under the Lease to pay money to the Lessor, have the option during the remaining term of the Lease to purchase, subject to the provisions of Article XVIII of the Lease, the remainder of the Leased Premises or that portion of the remainder of the Leased Premises used in the business of the Stanley Division or the Norman Division (as those terms are defined in the Lease).

     3. Rent. Notwithstanding the sale of the Release Parcel to Shenandoah and the release of the Release Parcel from the terms and conditions of the Lease, the Lessor and the Lessee hereby agree that the rent set forth in Article II of the Lease shall continue to be paid as set forth therein throughout the basic term and any renewal term of the Lease.

     4. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

     5. Ratification and Conflict. Subject to the terms and provisions contained herein, the Lessor and the Lessee do hereby reaffirm and ratify the Lease. In the event of any conflict between the Lease and this Amendment, this Amendment shall control and prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all pursuant to due and proper authority:

               LESSOR:             INTERMEAD, INC.,
                                   an Ohio corporation


                                   By: s/Jane B. Fisher
                                   Title:   President


               LESSEE:             STANLEY FURNITURE COMPANY,
                                   INC., a Delaware corporation


                                   By: s/Douglas I. Payne
                                   Title:  VP - Treasurer

STATE OF Virginia          :
CITY OF Waynesboro         :

     The foregoing instrument was acknowledged before me this 8th day of July, 1993, by Douglas I. Payne, as VP - Treasurer of the
STANLEY FURNITURE COMPANY, INC., a Delaware corporation, on behalf of such corporation.

     My commission expires:  August 31, 1993


                                   s/Carol P. Knicely
                                   Notary Public
[NOTARY SEAL]



STATE OF North Carolina    :
CITY/COUNTY OF Stokes      :

     The foregoing instrument was acknowledged before me this 1st day of July, 1993, by Jane B. Fisher, as President of the INTERMEAD, INC., an Ohio corporation, on behalf of such corporation.

     My commission expires:  12-10-95


                                   s/Bonnie D. Hartsoe
                                   Notary Public

                            EXHIBIT A

Waynesboro, Virginia Property:

     The following described real estate situate in Waynesboro
City, Virginia, and being particularly described as follows:

     Tract 1: Fronting on Charlotte Avenue and Fifth Street, being more particularly described by metes and bounds, on a plat made by W. A. Crawford, C.L.S., dated December 9, 1963, entitled "Map of the Basic-Witz Furniture Industries Prop., Waynesboro, Virginia," as recorded in Plat Book 2, Page 34, in the office of the Clerk of the Circuit Court of Waynesboro, Virginia.

          Tract 1 is subject to a lease of the Office Building from The Mead Corporation to Crompton Company, Inc. dated October
     11, 1978, to run from January 1, 1979 through December 21,
     1983 with two one year renewal option periods.

     Tract 2: Lots Nos. 1 through 24 and 29 through 48 in Block 23; the Lot shown on the Beltline Railroad; that portion of Fourth Street from North Charlotte Avenue to the Beltline Railroad; that portion of Dinwiddie Avenue from Third Street to Fourth Street; and the alley between Third Street and Fourth Street in Block 23, all as described on a plat made by John McNair & Associates, dated September 25, 1968 and revised October 30, 1968, entitled "Plat of a Portion of the Property of Basic-Witz Furniture Industries, Inc."

     Tract 3: Fronting on Fifth Street, and described on a plat attached to a deed from the City of Waynesboro, Virginia to Basic-Witz Corporation dated February 29, 1968, as recorded in Book 79 page 750 in the office of the Clerk of the Circuit Court of Waynesboro, Virginia, as parcel "A" and parcel "B".

     Tract 4: Lots Nos. 28, 32, and 33 in Block 19; Lots Nos. 25 and 26 in Block 18; as described on a plat of the lands of the Basic City Mining, Manufacturing & Land Company, as recorded in Deed Book 109, pages 134 and 135 in the office of the Clerk of the Circuit Court of Augusta County, Virginia.

     Tract 5: BEGINNING at a point N63 degrees 24' 30"W 9.21 feet from the intersection of the north line of Lot 1 Block 23 with the northwest right-of-way line of Charlotte Avenue, thence from the point of beginning N63 degrees 24' 30"W 155.79 feet to a point, thence N26 degrees 35' 30"E 91.1 feet to a point in the southwest right-of-way line of Bridge Avenue, thence with the new southwest line of Bridge Avenue S33 degrees 5' 30"E 180.48 feet to the point of BEGINNING, containing 7,096 square feet.

     Tract 6: Lot No. 29 in Block 19, as described in the plat of the land of the Basic City Mining, Manufacturing & Land
     Company, as recorded in Deed Book 109, pages 134 and 135 in the office of the Clerk of the Circuit Court of August County, Virginia.

     Tract 7: BEGINNING at a point at the intersection of the northerly margin of the Belt Line Railroad and the westerly margin of Bridge Avenue; thence with the westerly line of Bridge Avenue to a point in the center of the South River; thence in a westerly direction following the thread of the South River to a point, being the corner of the property shown on a plat made by W. A. Crawford, C.L.S., dated December 9, 1963, entitled "Map of the Basic-Witz Furniture Industries Prop. Waynesboro, Virginia", as recorded in Plat Book 2, page 34, in the office of the Clerk of the Circuit Court of Waynesboro, Virginia; thence with the line of that property S60 degrees 00'E 419.2 feet to a point in the northerly margin of the Belt Line Railroad; thence with the northerly margin of the railroad in an easterly direction to the point of BEGINNING.